                                                                     EXHIBIT 4.1

                             BUSINESS LOAN AGREEMENT


Scott's Liquid Gold-Inc.                                 Citywide Banks
4880 Havana St.                                          12075 E. 45th Avenue
Denver, Co. 80239                                        Denver, Colorado 80239


The undersigned applicant(s) (hereinafter called "Debtor") has made an application to Citywide Banks (hereinafter called "Bank") for a loan in the amount of $6,000,000.00 to be evidenced by the promissory note of "Debtor" payable to the order of "Bank" as follows:

     See promissory note for description

In consideration of the "Bank" granting said loan, "Debtor" covenants and agrees to the following terms and conditions:

     1. Said Note and any extensions or renewals thereof, to be secured by a first deed of trust on 4880 Havana St. Denver, Co. 80239.

     2.   The Debtor agrees as follows:

          (a) To furnish the Bank on an ANNUAL basis, business financial statements.

          (b) To furnish the Bank on a QUARTERLY basis, business financial statements.

          (c) To maintain at the end of each fiscal quarter a consolidated current ratio of at least 1:1, (determined in accordance with Generally Accepted Accounting Principles (GAAP) as currently in effect.)

          (d) To Maintain long term debt/consolidated net worth (in accordance with Generally Accepted Accounting Principles (GAAP) as currently in effect) of not more than 1:1.

          (e) No dividends will be declared that would result in long term debt/consolidated net worth (in accordance with Generally Accepted Accounting Principles (GAAP)) being greater than 1:1.

          (f) Borrower shall advise bank immediately of any adverse change in the business, property or operating conditions, including litigation or threat of litigation.

     3. Failure of the Bank to exercise any option hereunder, or declare immediately due and payable the balance remaining unpaid on any note or any renewal or part renewal thereof by reason of any breach on the part of the Debtor of any of the terms, provisions, agreements, warranties or conditions herein, or by reason of the happening of the events of default as set forth in this Agreement shall not constitute a waiver thereof by the Bank or preclude the Bank from exercising such option at any time by reason of such breach or happening of such event or any subsequent happening of such event.

     4. The Bank shall not be deemed to have waived any of the terms, agreements, conditions and covenants thereof, except in writing, signed by an officer of the "Bank" and delivered to the Debtor.

     5. The Bank may at its option, declare immediately due and payable without presentation, protest or notice of any kind, all of which are hereby waived, the balance remaining unpaid on any note or notes evidencing the debt created hereby, upon the happening of any of the following events of default:

          (a) If any certificate of statement furnished by the Debtor; pursuant to or in connection with this Agreement shall prove to have been false in any material respect at the date of which the facts therein set forth were certified, or have omitted any substantial contingent or unliquidated liability or claim against the Debtor known to the Debtor or if upon the date of the execution of this Agreement there shall have been any material adverse change in any of the facts disclosed on any such statement, which change shall not have been disclosed by the Debtor to the Bank in writing at or prior to the time of such execution.

          (b) The entry of any judgment or judgments against the Debtor aggregating at any one time in excess of $1,000,000.00 shall remain unsatisfied, undischarged or unsecured for a period of twenty (20) days, or as to which a stay of execution shall not have been obtained within twenty (20) days of the entry thereof. The Debtor may not, however, be declared in default by reason of the entry of any judgment so long as the same shall be contested by the Debtor in good faith, and proper security be given therefor. The Bank may however, upon the entry of any judgment or judgments against the Debtor aggregating at any one time in excess of $1,000,000.00, immediately exercise any banker's lien or right of offset against the Debtor with the same force and effect as though the note or notes given hereunder were matured.

          (c) If any governmental agency or department shall take control of a substantial part of the Property of the Debtor and shall continue such control for thirty (30) days.

          (d) If any tax lien is filed by the government against the real Property of the Debtor and remains unsatisfied, undischarged or unsecured for a period of ten days.

     6. This Loan Agreement may be amended by a supplemental Loan Agreement setting forth such amendment or amendments when properly executed by all the parties of this Loan Agreement.

     7. Lender agrees that all provisions enforced by Lender shall be reasonable and Grantors performance shall be acceptable if performed in all material respects.

     8. Application of proceeds shall be applicable on losses from any casualty or condemnation exceeding $500,000.00.

     9. Payment default is defined as payment not made within 10 days after due date. It is agreed that Grantor will have 30 days, after Grantor is notified by Lender of defaults, to cure each default.

     10. The representations and warranties of the Borrower made in the Deed of Trust and any other loan documentation are modified by the disclosure letter dated 11/21/00 delivered by the Borrower to the Bank.

     11. If there are any inconsistencies or conflicts between the terms of this Business Loan Agreement and any other loan documentation, the terms of this Business Loan Agreement shall control.

This Loan Agreement and all rights hereunder, shall be governed by the laws of the State of Colorado and shall be binding upon the Debtor, its heirs, executors, administrators, successors and/or assigns, and shall inure to the benefit of the Bank, and its successors and/or assigns. The obligations and conditions of this Loan Agreement shall continue until all indebtedness and liability of the Debtor, now or hereafter existing, to the Bank has been paid and satisfied in full.

Dated this 21st day of November, 2000.


Citywide Banks                                Scott's Liquid Gold-Inc.


By: /s/ William F. Lloyd                      By: Mark E. Goldstein
    ----------------------                        -----------------------------
    William F. Lloyd                              Mark E. Goldstein

                                PROMISSORY NOTE


-------------------------------------------------------------------------------------------------------
   Principal       Loan Date     Maturity      Loan No.    Call/Coll      Account   Officer    Initials
$6,000,000.00     11-21-2000    11-21-2007    697515169     150/040                   WFL         JM
-------------------------------------------------------------------------------------------------------

         References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.
-------------------------------------------------------------------------------------------------------
Borrower:   SCOTT'S LIQUID GOLD-INC. (TIN: 84-0920811)      Lender:  Citywide Banks
            4880 HAVANA ST.                                           PO Box 128
            DENVER, CO 80239                                          Aurora, CO 80040-0128
                                                                      (303) 365-3600
=======================================================================================================

Principal Amount:  $6,000,000.00    Initial Rate: 9.500%   Date of Note: November 21, 2000

PROMISE TO PAY. SCOTT'S LIQUID GOLD-INC. ("Borrower") promises to pay to Citywide Banks ("Lender"), or order, in lawful money of the United States of America, the principal amount of Six Million & 00/100 Dollars
($6,000,000.00), together with interest on the unpaid principal balance from November 21, 2000, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in 83 payments of $98,465.28; each payment and an irregular last payment estimated at $98,465.72. Borrower's first payment is due December 21, 2000, and all subsequent payments are due on the same day of each month after that Borrower's final payment will be due on November 21, 2007, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Bank Base Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each year. Borrower understands that Lender may make loans based on other rates as well. THE INDEX CURRENTLY IS 9.500% PER ANNUM. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE EQUAL TO THE INDEX, RESULTING IN AN INITIAL RATE OF 9.500% PER ANNUM. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a MINIMUM INTEREST CHARGE OF $25.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Citywide Banks, PO Box 128, Aurora, CO 80040-0128.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% OF THE REGULARLY SCHEDULED PAYMENT.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender's option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 21.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     PAYMENT DEFAULT. Borrower fails to make any payment when due under this Note.

     OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's Property, any Assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     EVENTS AFFECTING GUARANTOR. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

     ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

     INSECURITY. Lender in good faith believes itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF COLORADO. THIS NOTE HAS BEEN ACCEPTED BY LENDER IN THE STATE OF COLORADO.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by 1ST DEED OF TRUST ON 4880 HAVANA ST., DENVER CO 80239.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of

                                 PROMISSORY NOTE
                                   (CONTINUED)
                                                                          PAGE 2
================================================================================

dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.



BORROWER:


SCOTT'S LIQUID GOLD-INC.

By: /s/ MARK E. GOLDSTEIN
-------------------------------------------
    MARK E. GOLDSTEIN, President of SCOTT'S
    LIQUID GOLD-INC.

RECORDATION REQUESTED BY:
     Citywide Banks
     P0 Box 128
     Aurora, CO 80040-0128


WHEN RECORDED MAIL TO:
     Citywide Banks
     12075 E 45th Ave
     Denver, CO 80239


                                                         FOR RECORDER'S USE ONLY


                                  DEED OF TRUST

THIS DEED OF TRUST is dated November 21, 2000, among SCOTT'S LIQUID GOLD-INC., whose address is 4880 HAVANA ST., DENVER, CO 80239 ("Grantor"); Citywide Banks, whose address is P0 Box 128, Aurora, CO 80040-0128 (referred to below sometimes as "Lender" and sometimes as "Beneficiary"); and the Public Trustee of the City and County of Denver, Colorado (referred to below as "Trustee").

CONVEYANCE AND GRANT. For valuable consideration, Grantor hereby irrevocably grants, transfers and assigns to Trustee for the benefit of Lender as Beneficiary all of Grantor's right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, (the "Real Property") located in The City and County of Denver, State of
Colorado:

     SEE ATTACHED EXHIBIT "A" FOR LEGAL DESCRIPTION

The Real Property or its address is commonly known as 4880 HAVANA ST., DENVER, CO 80239.

Grantor presently assigns to Lender (also known as Beneficiary in this Deed of Trust) all of Grantor's right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Grantor grants to Lender a Uniform Commercial Code security interest in the Personal Property and Rents.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS AND (B) PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST. THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Grantor shall pay to Lender all amounts secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Grantor's obligations under the Note, this Deed of Trust, and the Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Grantor agrees that Grantor's possession and use of the Property shall be governed by the following provisions:

     POSSESSION AND USE. Until the occurrence of an Event of Default, Grantor may (1) remain in possession and control of the Property; (2) use, operate or manage the Property; and (3) collect the Rents from the Property.

     DUTY TO MAINTAIN. Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

     COMPLIANCE WITH ENVIRONMENTAL LAWS. Grantor represents and warrants to Lender that: (1) During the period of Grantor's ownership of the Property, there has bean no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property; (2) Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing; (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance, on, under, about or from the Property by any prior owners or occupants of the Property, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) Except as previously disclosed to and acknowledged by Lender in writing, (a) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property; and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Grantor's expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Property for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws; and (2) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Granter's ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of the Deed of Trust, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

     NUISANCE WASTE. Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender's prior written consent.

     REMOVAL OF IMPROVEMENTS. Grantor shall not demolish or remove any Improvements from the Real Property without Lender's prior

                                  DEED OF TRUST
                                   (Continued)                            PAGE 2

     written consent. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

     LENDER'S RIGHT TO ENTER. Lender and Lender's agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender's interests and to Inspect the Real Property for purposes of Grantor's compliance with the terms and conditions of this Deed of Trust.

     COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Property are not jeopardized. Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest;

     DUTY TO PROTECT. Grantor agrees neither to abandon nor leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are part of this Deed of Trust:

     PAYMENT. Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and Impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

     RIGHT TO CONTEST. Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Grantor shall within fifteen
     (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys' fees, or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

     EVIDENCE OF PAYMENT. Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

     NOTICE OF CONSTRUCTION. Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust.

     MAINTENANCE OF INSURANCE. Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a fair value basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with

     TRUSTEE. The word "Trustee" means the Public Trustee of the City and County of Denver, Colorado, and Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption, and boiler insurance, as Lender may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations, that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Real Property be located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance, if available, within 45 days after notices given by Lender that the Property is located in a special flood hazard area, for the full unpaid principal balance of the loan and any prior liens on the Property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

     APPLICATION OF PROCEEDS. Grantor shall promptly notify Lender of any loss or damage to the Property. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether or not Lender's security is impaired, Lender may, at Lender's election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor's interests may appear.

     UNEXPIRED INSURANCE AT SALE. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee's sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

     GRANTOR'S REPORT ON INSURANCE. Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy. Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Property or if Grantor fails to comply with any provision of this Deed of Trust or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Deed of Trust or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any Installment payments to become due during either (1) the term of

                                  DEED OF TRUST
                                   (Continued)                           PAGE 3

any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Deed of Trust also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

WARRANTY; DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust:

     TITLE. Grantor warrants that: (a) Grantor holds good and marketable title of record to the Property in fee simple; free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust, and (b) Grantor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

     DEFENSE OF TITLE. Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor's title or the interest of Trustee or Lender under this Deed of Trust, Grantor shall defend the action at Grantor's expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request to time to permit such participation.

     COMPLIANCE WITH LAWS. Grantor warrants that the Property and Grantor's use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, and agreements made by Grantor in this Deed of Trust shall survive the execution and delivery of this Deed of Trust, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

CONDEMNATION. The following provisions relating to condemnation proceedings are a part of this Deed of Trust:

     PROCEEDINGS. If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered, to Lender such instruments and documentation as may be requested by Lender from time to time to permit such participations.

     APPLICATION OF NET PROCEEDS. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys' fees incurred by Trustee or Lender in connection with the condemnation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES. The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust:

     CURRENT TAXES, FEES AND CHARGES. Upon request by Lender, Grantor shall execute such documents in addition to this Deed of Trust and take whatever other action is requested by Lender to perfect and continue Lender's lien on the Real Property. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

     TAXES. The following shall constitute taxes to which this section applies:
     (1) a specific tax upon this type of Deed of Trust or upon all or any part of the Indebtedness secured by this Deed of Trust; (2) a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust; (3) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and (4) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor.

     SUBSEQUENT TAXES. If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (1) pays the tax before it becomes delinquent, or (2) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:

     SECURITY AGREEMENT. This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures or other personal property, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

     SECURITY INTEREST. Upon request by Lender, Grantor shall execute financing statements and take whatever other action is requested by Lender to perfect and continue Lender's security interest in the Rents and Personal Property. In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall assemble the Personal Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3)days after receipt of written demand from Lender.

     ADDRESSES. The mailing addresses of Grantor (debtor) and Lender
     (secured party) from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:

     FURTHER ASSURANCES. At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed/recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (i) Grantor's obligations under the Note, this Deed of Trust, and the Related Documents, and (2) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

     ATTORNEY-IN-FACT. If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor's expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. Grantor may, upon production of the Note duly cancelled, release this Deed of Trust, and such release shall constitute a release of the lien for all such additional sums and expenditures made pursuant to this Deed of Trust. Lender agrees to cooperate with Grantor in obtaining such release and releasing the other collateral securing the Indebtedness. Any release fees required by law shall be paid by Grantor, if permitted by applicable law.

                                  DEED OF TRUST
                                   (Continued)                            PAGE 4

EVENTS OF DEFAULT. Each of the following, at Lender's option, shall constitute an Event of Default under this Deed of Trust:

     PAYMENT DEFAULT. Grantor fails to make any payment when due under the Indebtedness.

     COMPLIANCE DEFAULT. Failure to comply with any other term, obligation, covenant or condition contained in this Deed of Trust, the Note or in any of the Related Documents. If such a failure is curable and if Grantor has not been given a notice of a breach of the same provision of this Deed of Trust within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Grantor, after Lender sends written notice demanding cure of such failure: (a) cures the failure within fifteen
     (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable, and necessary steps sufficient to produce compliance as soon as reasonably practical.

     DEFAULT ON OTHER PAYMENTS. Failure of Grantor within the time required by this Deed of Trust to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

     FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor's behalf under this Deed of Trust, the Note, or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     DEFECTIVE COLLATERALIZATION. This Deed of Trust or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

     INSOLVENCY. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's Property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture, proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any Property securing the Indebtedness. This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     BREACH OF OTHER AGREEMENT. Any breach by Grantor under the terms of any other agreement between Grantor and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Grantor to Lender, whether existing now or later.

     INSECURITY. Lender in good faith believes itself insecure.

     RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Deed of Trust, at any time thereafter, Trustee or Lender may exercise any one or more of the following rights and remedies:

     ELECTION OF REMEDIES. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

     ACCELERATE INDEBTEDNESS. Lender shall have the right at its option without notice to Grantor to declare the entire Indebtedness immediately due and payable, including any prepayment penalty which Grantor would be required to pay.

     FORECLOSURE. Lender shall have the right to cause all or any part of the Real Property, and Personal Property, if Lender decides to proceed against it as if it were real property, to be sold by the Trustee according to the laws of the State of Colorado as respects foreclosures against real property. The Trustee shall give notice in accordance with the laws of Colorado. The Trustee shall apply the proceeds of the sale in the following order: (a) to all costs and expenses of the sale, including but not limited to Trustee's fees, attorneys' fees, and the cost of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled to the excess.

     UCC REMEDIES. With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

     COLLECT RENTS. Lender shall have the right, without notice to Grantor to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender's costs, against the Indebtedness. In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender. If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor's attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

     APPOINT RECEIVER. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness, by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver. Receiver may be appointed by a court of competent jurisdiction upon ex parte application and without notice, notice being expressly waived.

     TENANCY AT SUFFERANCE. If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender's option, either (1) pay a reasonable rental for the use of the Property, or (2) vacate the Property immediately upon the demand of Lender.

     OTHER REMEDIES. Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or by law.

     SALE OF THE PROPERTY. In exercising its rights and remedies, Lender shall be free to designate on or before it files a notice of election and demand with the Trustee, that the Trustee sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property. Upon any sale of the Property, whether made under a power of sale granted in this Deed of Trust or pursuant to judicial proceedings, if the holder of the Note is a purchaser at such sale, it shall be entitled to use and apply all, or any portion of, the Indebtedness for or in settlement or payment of all, or any portion of, the purchase price of the Property purchased, and, in such case, this Deed of Trust, the Note, and any documents evidencing

                                  DEED OF TRUST
                                   (Continued)                            PAGE 5

     expenditures secured by this Deed of Trust shall be presented to the person conducting the sale in order that the amount of Indebtedness so used or applied may be credited thereon as having been paid.

     ATTORNEYS' FEES; EXPENSES. If Lender forecloses or institutes any suit or action to enforce any of the terms of this Deed of Trust, Lender shall be entitled to recover such sum as the court may judge reasonable as attorneys' fees at trial and upon any appeal. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorneys' fees whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, and appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

     RIGHTS OF TRUSTEE. Trustee shall have all of the rights and duties of Lender as set forth in this section.

NOTICES. Any notice required to be given under this Deed of Trust, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender's address, as shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

     AMENDMENTS. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     ANNUAL REPORTS. If the Property is used for purposes other than Grantor's residence, Grantor shall furnish to Lender, upon request, a certified statement of net operating income received from the Property during Grantor's previous fiscal year in such form and detail as Lender shall require. "Net operating income" shall mean all cash receipts from the Property less all cash expenditures made in connection with the operation of the Property.

     CAPTION HEADINGS. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

     MERGER. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

     GOVERNING LAW. THIS DEED OF TRUST WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF COLORADO. THIS DEED OF TRUST HAS BEEN ACCEPTED BY LENDER IN THE STATE OF COLORADO.

     NO WAIVER BY LENDER. Lender shall not be deemed to have waived any rights under this Deed of Trust unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Deed of Trust shall not prejudice or constitute a waiver of Lender's right or otherwise to demand strict compliance with that provision or any other provision of this Deed of Trust. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

     SEVERABILITY. If a court of competent jurisdiction finds any provision of this Deed of Trust to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Deed of Trust. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Deed of Trust shall not affect the legality, validity or enforceability of any other provision of this Deed of Trust.

     SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Deed of Trust on transfer of Grantor's interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the Indebtedness.

     TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Deed of Trust.

     WAIVER OF HOMESTEAD EXEMPTION. Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the State of Colorado as to all Indebtedness secured by this Deed of Trust.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Deed of Trust. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code:

     BENEFICIARY. The word "Beneficiary" means Citywide Banks, and its successors and, assigns.

     BORROWER. The word "Borrower" means SCOTT'S LIQUID GOLD-INC., and all other persons and entities signing the Note in whatever capacity.

     DEED OF TRUST. The words "Deed of Trust" mean this Deed of Trust among Grantor, Lender, and Trustee, and includes without limitation all Assignment and security interest provisions relating to the Personal Property and Rents.

     ENVIRONMENTAL LAWS. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without, limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and o Reauthorization Act of. 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq; the Resource Conservation and Recovery Act,
     42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

     EVENT OF DEFAULT. The words "Event of Default" mean any of the events of default set forth in this Deed of Trust in the events of default section of this Deed of Trust.

     GRANTOR. The word "Grantor" means SCOTT'S LIQUID GOLD-INC.

                                  DEED OF TRUST
                                   (Continued)                            PAGE 6

     GUARANTY. The word "Guaranty" means the guaranty from guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

     HAZARDOUS SUBSTANCES. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

     IMPROVEMENTS. The word "Improvements" means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

     INDEBTEDNESS. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor's obligations or expenses incurred by Trustee or Lender to enforce Grantor's obligations under this Deed of Trust, together with interest on such amounts as provided in this Deed of Trust.

     LENDER. The word "Lender" means Citywide Banks, its successors and assigns.

     NOTE. The word "Note" means the promissory note dated November 21, 2000, in the original principal amount of $6,000,000.00 from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.

     PERSONAL PROPERTY. The words "Personal Property" mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such Property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

     PROPERTY. The word "Property" means collectively the Real Property and the Personal Property.

     REAL PROPERTY. The words "Real Property" mean the real property, interests and rights, as further described in this Deed of Trust.

     RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     RENTS. The word "Rents" means all present and future Rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

     TRUSTEE. The word "Trustee" means the Public Trustee of the City and County of Denver, Colorado.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND GRANTOR AGREES TO ITS TERMS.

GRANTOR:

SCOTT'S LIQUID GOLD-INC.

By:
   ---------------------------------------------
   MARK E. GOLDSTEIN, President of SCOTT'S LIQUID GOLD-INC.



                            CORPORATE ACKNOWLEDGMENT

STATE OF COLORADO        )
                         ) SS
COUNTY OF DENVER         )                   /s/ MARGARET M. NEWTON
                                                   NOTARY PUBLIC
                                                  STATE OF COLORADO

On this 21st day of November, 2000, before me, the undersigned Notary Public, personally appeared MARK E. GOLDSTEIN, President of SCOTT'S LIQUID. GOLD-INC. and known to me to be an authorized agent of the corporation that executed the Deed of Trust and acknowledged the Deed of Trust to be the free and voluntary act and deed of the corporation, by authority of its Bylaws or by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that he or she is authorized to execute this Deed of Trust and in fact executed the Deed of Trust on behalf of the corporation.

                                                          1099 18th Street, #70
By /s/ MARGARET M. NEWTON                    Residing at  Denver, CO 80202
  -----------------------------------                    -----------------------
Notary Public in and for the                 My Commission expires May 12, 2000
State of Colorado

                                   EXHIBIT "A"
                      TRANSNATION TITLE INSURANCE COMPANY


Commitment No.: C10285 C-6

                             SCHEDULE A - Continued

                                LEGAL DESCRIPTION



PARCEL A:

The North 816.59 feet of the South 1897.58 feet of Lot 3,
Block 3,
Montbello No. 11
EXCEPT the Easterly 8.5 feet thereof.
City and County of Denver, State of Colorado.

PARCEL B:

The North 799.9 feet of the South 1080.99 feet of Lot 3, Block 3,
EXCEPT the East 8.5 feet thereof,
Montbello No. 11
City and County of Denver, State of Colorado.

PARCEL C:

A parcel of land situated in the Southwest 1/4 of Section 14, Township 3 South, Range 67 West of the 6th principal Meridian, City and County of Denver, State of Colorado, being a part of Lot 3, Block 3, Montbello No. 11, more particularly described as follows:

Commencing at the West 1/4 corner of said Section 14; Thence South 89 degrees 14 minutes 55 seconds East along the North line of said Southwest 1/4 a distance of
60.00 feet to a point lying on the East right of way line of Havana Street;

Thence South 00 degrees 00 minutes 00 seconds West along said East right of way line and parallel with the West line of said Southwest 1/4 a distance of 925.89 feet to the Point of Beginning;

Thence South 89 degrees 35 minutes 01 seconds East a distance of 345.01 feet to a point on a curve;

Thence along a curve to the right whose chord bears South 10 degrees 59 minutes 06 seconds East a distance of 140.09 feet, said curve having a central angle of 22 degrees 48 minutes 11 seconds, a radius of 354.32 feet, an arc length of
141.01 feet to a point of tangent;

Thence South 00 degrees 24 minutes 59 seconds West along said tangent, a distance of 183.54 feet; Thence North 89 degrees 35 minutes 01 seconds West a distance of 370.37 feet to a point lying on said East right of way line;

Thence North 00 degrees 00 minutes 00 seconds East along said East right of way line parallel with and 60.00 feet Easterly of the West line of said Southwest 1/4 a distance of 320.87 feet to the Point of Beginning. City and County of Denver, State of Colorado.

NOTE: Said Description was prepared by:

                       TRANSNATION TITLE INSURANCE COMPANY


Commitment No.: C10285 C-6

                             SCHEDULE A - Continued

                                LEGAL DESCRIPTION


Brett L. Miller for Engineering Service Company
14426 East Evans Avenue #150
Aurora, CO 80014
Survey No. 94076

RECORDATION REQUESTED BY:
     CITYWIDE BANKS
     P0 BOX 128
     AURORA, CO 80040-0128

WHEN RECORDED MAIL TO:
     CITYWIDE BANKS
     12075 E 45TH AVE
     DENVER, CO 80239
          2000174403


                                                         FOR RECORDER'S USE ONLY

                               ASSIGNMENT OF RENTS

THIS ASSIGNMENT OF RENTS DATED NOVEMBER 21, 2000, IS MADE AND EXECUTED BETWEEN SCOTT'S LIQUID GOLD-INC., WHOSE ADDRESS IS 4880 HAVANA ST., DENVER, CO 80239 (REFERRED TO BELOW AS "GRANTOR") AND CITYWIDE BANKS, WHOSE ADDRESS IS P0 BOX 128, AURORA, CO 80040-0128 (REFERRED TO BELOW AS "LENDER").

ASSIGNMENT. FOR VALUABLE CONSIDERATION, GRANTOR HEREBY ASSIGNS, GRANTS A CONTINUING SECURITY INTEREST IN, AND CONVEYS TO LENDER ALL OF GRANTOR'S RIGHT, TITLE, AND INTEREST IN AND TO THE RENTS FROM THE FOLLOWING DESCRIBED PROPERTY LOCATED IN DENVER COUNTY, STATE OF COLORADO:

      SEE ATTACHED EXHIBIT "A" FOR LEGAL DESCRIPTION

THE PROPERTY OR ITS ADDRESS IS COMMONLY KNOWN AS 4880 HAVANA ST., DENVER, CO 80239.

THIS ASSIGNMENT IS GIVEN TO SECURE (1) PAYMENT OF THE INDEBTEDNESS AND (2) PERFORMANCE OF ANY AND ALL OBLIGATIONS OF GRANTOR UNDER THE NOTE, THIS ASSIGNMENT, AND THE RELATED DOCUMENTS. THIS ASSIGNMENT IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Assignment or any Related Documents, Grantor shall pay to Lender all amounts secured by this Assignment as they become due, and shall strictly perform all of Grantor's obligations under this Assignment. Unless and until Lender exercises its right to collect the Rents as provided below and so long as there is no default under this Assignment, Grantor may remain in possession and control of and operate and manage the Property and collect the Rents, provided that the granting of the right to collect the Rents shall not constitute Lender's consent to the use of cash collateral in a bankruptcy proceeding.

GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor warrants that:

     OWNERSHIP. Grantor is entitled to receive the Rents free and clear of all rights, loans, liens, encumbrances, and claims except as disclosed to and accepted by Lender in writing.

     RIGHT TO ASSIGN. Grantor has the full right, power and authority to enter into this Assignment and to assign and convey the Rents to Lender.

     NO PRIOR ASSIGNMENT. Grantor has not previously assigned or conveyed the Rents to any other person by any instrument now in force.

     NO FURTHER TRANSFER. Grantor will not sell, assign, encumber, or otherwise dispose of any of Grantor's rights in the Rents except as provided in this Assignment.

LENDER'S RIGHT TO RECEIVE AND COLLECT RENTS. Lender shall have the right at any time, and even though no default shall have occurred under this Assignment, to collect and receive the Rents. For this purpose, Lender is hereby given and granted the following rights, powers and authority:

     NOTICE TO TENANTS. Lender may send notices to any and all tenants of the Property advising them of this Assignment and directing all Rents to be paid directly to Lender and Lenders agent.

     ENTER THE PROPERTY. Lender may enter upon and take possession of the Property; demand, collect and receive from the tenants or from any other persons liable therefor, all of the Rents; institute and carry on all legal proceedings necessary for the protection of the Property, including such proceedings as may be necessary to recover possession of the Property; collect the Rents and remove any tenant or tenants or other persons from the Property.

     MAINTAIN THE PROPERTY. Lender may enter upon the Property to maintain the Property and keep the same in repair; to pay the costs thereof and of all services of all employees, including their equipment, and of all continuing costs and expenses of maintaining the Property in proper repair and condition, and also to pay all taxes, assessments and water utilities, and the premiums on fire and other insurance effected by Lender on the Property.

     COMPLIANCE WITH LAWS. Lender may do any and all things to execute and comply with the laws of the State of Colorado and also all other laws, rules, orders, ordinances and requirements of all other governmental agencies affecting the Property.

     LEASE THE PROPERTY. Lender may rent or lease the whole or any part of the Property for such term or terms and on such conditions as Lender may deem appropriate.

     EMPLOY AGENTS. Lender may engage such agent or agents as Lender may deem appropriate, either in Lender's name or in Grantor's name, to rent and manage the Property, including the collection and application of Rents.

     OTHER ACTS. Lender may do all such other things and acts with respect to the Property as Lender may deem appropriate and may act exclusively and solely in the place and stead of Grantor and to have all of the powers of Grantor for the purposes stated above.

     NO REQUIREMENT TO ACT. Lender shall not be required to do any of the foregoing acts or things, and the fact that Lender shall have performed one or more of the foregoing acts or things shall not require Lender to do any other specific act or thing.

APPLICATION OF RENTS. All costs and expenses incurred by Lender in connection with the Property shall be for Grantor's account and Lender may pay such costs and expenses from the Rents. Lender, in, its sole discretion, shall determine the application of any and all Rents received by it; however, any such Rents received by Lender which are not applied to such costs and expenses shall be applied to the indebtedness. All expenditures made by Lender under this Assignment and not reimbursed from the Rents shall become a part of the indebtedness secured by this Assignment, and shall be payable on demand, with interest at the note rate from date of expenditure until

                              ASSIGNMENT OF RENTS
                                  (CONTINUED)
                                                                          PAGE 2


paid.

FULL PERFORMANCE. If Grantor pays all of the indebtedness when due and otherwise performs all the obligations imposed upon Grantor under this Assignment, the Note, and the Related Documents, Lender shall execute and deliver to Grantor a suitable satisfaction of this Assignment and suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents and the Property. Any termination fee required by law shall be paid by Grantor, if permitted by applicable law.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Property or if Grantor fails to comply with any provision of this Assignment or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Assignment or any Related Documents. Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed, on the Rents or the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Assignment also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon default.

DEFAULT. Each of the following, at Lender's option, shall constitute an Event of Default under this Assignment:

     PAYMENT DEFAULT. Grantor fails to make any payment when due under the indebtedness.

     OTHER DEFAULTS. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Assignment or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

     DEFAULT ON OTHER PAYMENTS. Failure of Grantor within the time required by this Assignment to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

     FALSE STATEMENTS. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor's behalf under this Assignment, the Note, or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     DEFECTIVE COLLATERALIZATION. This Assignment or any of the Related documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at anytime and for any reason.

     INSOLVENCY. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's Property, any Assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

     CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method by any creditor of Grantor or by any governmental agency against the Rents or any Property securing the indebtedness. This includes a garnishment of any of Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

     PROPERTY DAMAGE OR LOSS. The Property is lost, stolen, substantially damaged, sold, or borrowed against.

     ADVERSE CHANGE. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.

     INSECURITY. Lender in good faith believes itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter, Lender may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

     ACCELERATE INDEBTEDNESS. Lender shall have the right at its option without notice to Grantor to declare the entire indebtedness immediately due and payable, including any prepayment penalty which Grantor would be required to pay.

     COLLECT RENTS. Lender shall have the right, without notice to Grantor, to take possession of the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender's costs, against the indebtedness. In furtherance of this right, Lender shall have all the rights provided for in the Lender's right to receive and Collect Rents Section, above. If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor's attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

     APPOINT RECEIVER. Lender shall have the right to have receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure, or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver. Receiver may be appointed by a court of competent jurisdiction upon ex parte application and without notice, not being expressly waived.

     OTHER REMEDIES. Lender shall have all other rights and remedies provided in this Assignment or the Note or by law.

     ELECTION OF REMEDIES. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Assignment, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

     ATTORNEYS' FEES; EXPENSES. If Lender forecloses or institutes any suit or action to enforce any of the terms of this Assignment, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys' fees at trial and upon any appeal. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorneys' fees whether or not there is a lawsuit, including attorneys' fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, and appraisal fees, title insurance, and fees for the trustee, to the extent permitted by

                              ASSIGNMENT OF RENTS
                                  (CONTINUED)
                                                                          PAGE 3


     applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Assignment:

     AMENDMENTS. This Assignment, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Assignment. No alteration of or amendment to this Assignment shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     CAPTION HEADINGS. Caption headings in this Assignment are for convenience purposes only and are not to be used to interpret or define the provisions of this Assignment.

     GOVERNING LAW. THIS ASSIGNMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF COLORADO. THIS ASSIGNMENT HAS BEEN ACCEPTED BY LENDER IN THE STATE OF COLORADO.

     MERGER. There shall be no merger of the interest or estate created by this Assignment with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

     INTERPRETATION. The names given to paragraphs or sections in this Assignment are for convenience purposes only. They are not to be used to interpret or define the provisions of this Assignment. This Assignment is the best evidence of my agreements with Lender.

     NO WAIVER BY LENDER. Lender shall not be deemed to have waived any rights under this Assignment unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Assignment shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Assignment. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Assignment, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

     NOTICES. Any notice required to be given under this Assignment shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Assignment. Any party may change its address for notices under this Assignment by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

     POWERS OF ATTORNEY. The various agencies and powers of attorney conveyed on Lender under this Assignment are granted for purposes of security and may not be revoked by Grantor until such time as the same are renounced by Lender.

     SEVERABILITY. If a court of competent jurisdiction finds any provision of this Assignment to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Assignment. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Assignment shall not affect the legality, validity or enforceability of any other provision of this Assignment.

     SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Assignment on transfer of Grantor's interest, this Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Assignment and the indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Assignment or liability under the indebtedness.

     TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Assignment.

WAIVER OF HOMESTEAD EXEMPTION. Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the state of colorado as to all indebtedness secured by this Assignment.

WAIVER OF RIGHT OF REDEMPTION. NOTWITHSTANDING ANY OF THE PROVISIONS TO THE CONTRARY CONTAINED IN THIS ASSIGNMENT, GRANTOR HEREBY WAIVES ANY AND ALL RIGHTS OF REDEMPTION FROM SALE UNDER ANY ORDER OR JUDGMENT OF FORECLOSURE ON GRANTOR'S BEHALF AND ON BEHALF OF EACH AND EVERY PERSON, EXCEPT JUDGMENT CREDITORS OF GRANTOR, ACQUIRING ANY INTEREST IN OR TITLE TO THE PROPERTY SUBSEQUENT TO THE DATE OF THIS ASSIGNMENT.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Assignment. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Assignment shall have the meanings attributed to such terms in the uniform commercial code:

     ASSIGNMENT. The word "Assignment" means this Assignment of Rents, as this Assignment of Rents may be amended or modified from time to time, together with all exhibits and schedules attached to this Assignment of Rents from time to time.

     BORROWER. The word "Borrower" means SCOTT'S LIQUID GOLD-INC.

     DEFAULT. The word "Default" means the Default set forth in this Assignment in the section titled "Default".

     EVENT OF DEFAULT. The words "Event of Default" mean any of the events of default set forth in this Assignment in the default section of this Assignment.

     GRANTOR. The word "Grantor" means SCOTT'S LIQUID GOLD-INC.

     GUARANTY. The word "Guaranty" means the guaranty from guarantor, endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

     INDEBTEDNESS. The word "Indebtedness" means all principal, interest and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note, or Related Documents and any amounts expended or advanced by Lender to discharge Grantor's obligations or expenses incurred by Lender to enforce Grantor's obligations under this Assignment, together with interest on such amounts as provided in this Assignment.

     LENDER. The word "Lender" means Citywide Banks, its successors and assigns.

     NOTE. The word "Note" means the promissory note dated November 21, 2000, IN THE ORIGINAL PRINCIPAL AMOUNT OF $6,000,000.00 from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.

     PROPERTY. The word "Property" means all of Grantor's right, title and interest in and to all the Property as described in the "Assignment" section of this Assignment.

                              ASSIGNMENT OF RENTS
                                  (CONTINUED)
                                                                          PAGE 4


     RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     RENTS. The word "Rents" means all of Grantor's present and future rights, title and interest in, to and under any and all present and future lease, including, without limitation, all Rents, revenue, income, issues, royalties, bonuses, accounts receivable, cash or security deposits, advance rentals, profits, and proceeds from the Property, and other payments and benefits derived or to be derived from such leases of every kind and nature, whether due now or later, including without limitation Grantor's right to enforce such leases and to receive and collect payment and proceeds thereunder.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS ASSIGNMENT, AND NOT PERSONALLY BUT AS AN AUTHORIZED SIGNER, HAS CAUSED THIS ASSIGNMENT TO BE SIGNED AND EXECUTED ON BEHALF OF GRANTOR ON NOVEMBER 21, 2000.

GRANTOR:


SCOTT'S LIQUID GOLD-INC.

By: /s/ MARK E. GOLDSTEIN
    -------------------------------
    MARK E. GOLDSTEIN, President of SCOTT'S LIQUID GOLD-INC.


                           CORPORATE ACKNOWLEDGEMENT




STATE OF COLORADO    )

                     ) SS

COUNTY OF DENVER     )

[SEAL OF MARGARET M. NEWTON, NOTARY PUBLIC]

On this 21st day of November, 2000, before me, the undersigned Notary Public, personally appeared MARK E. GOLDSTEIN, PRESIDENT OF SCOTT'S LIQUID GOLD-INC.



and known to me to be an authorized agent of the corporation that executed the Assignment of Rents and acknowledged the Assignment to be the free and voluntary act and deed of the corporation, by authority of its Bylaws or by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that he or she is authorized to execute this Assignment and in fact executed the Assignment on behalf of the corporation.

By /s/ MARGARET M. NEWTON            Residing at 1099 18th Street, #70
                                                 Denver, CO 80202
NOTARY PUBLIC IN AND                 My Commission expires May 12, 2002
FOR THE STATE OF COLORADO

                                   EXHIBIT "A"
                      TRANSNATION TITLE INSURANCE COMPANY


Commitment No.: C10285 C-6

                             SCHEDULE A - Continued

                                LEGAL DESCRIPTION



PARCEL A:

The North 816.59 feet of the South 1897.58 feet of Lot 3,
Block 3,
Montbello No. 11
EXCEPT the Easterly 8.5 feet thereof.
City and County of Denver, State of Colorado.

PARCEL B:

The North 799.9 feet of the South 1080.99 feet of Lot 3, Block 3,
EXCEPT the East 8.5 feet thereof,
Montbello No. 11
City and County of Denver, State of Colorado.

PARCEL C:

A parcel of land situated in the Southwest 1/4 of Section 14, Township 3 South, Range 67 West of the 6th principal Meridian, City and County of Denver, State of Colorado, being a part of Lot 3, Block 3, Montbello No. 11, more particularly described as follows:

Commencing at the West 1/4 corner of said Section 14; Thence South 89 degrees 14 minutes 55 seconds East along the North line of said Southwest 1/4 a distance of
60.00 feet to a point lying on the East right of way line of Havana Street;

Thence South 00 degrees 00 minutes 00 seconds West along said East right of way line and parallel with the West line of said Southwest 1/4 a distance of 925.89 feet to the Point of Beginning;

Thence South 89 degrees 35 minutes 01 seconds East a distance of 345.01 feet to a point on a curve;

Thence along a curve to the right whose chord bears South 10 degrees 59 minutes 06 seconds East a distance of 140.09 feet, said curve having a central angle of 22 degrees 48 minutes 11 seconds, a radius of 354.32 feet, an arc length of
141.01 feet to a point of tangent;

Thence South 00 degrees 24 minutes 59 seconds West along said tangent, a distance of 183.54 feet; Thence North 89 degrees 35 minutes 01 seconds West a distance of 370.37 feet to a point lying on said East right of way line;

Thence North 00 degrees 00 minutes 00 seconds East along said East right of way line parallel with and 60.00 feet Easterly of the West line of said Southwest 1/4 a distance of 320.87 feet to the Point of Beginning. City and County of Denver, State of Colorado.

NOTE: Said Description was prepared by:

                       TRANSNATION TITLE INSURANCE COMPANY


Commitment No.: C10285 C-6

                             SCHEDULE A - Continued

                                LEGAL DESCRIPTION


Brett L. Miller for Engineering Service Company
14426 East Evans Avenue #150
Aurora, CO 80014
Survey No. 94076

                                     PAGE 3